                                                                   Exhibit 10.14

                            FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE ("AMENDMENT") is made and entered into effective as of September 23, 2002 by and between CSM INVESTORS, INC., a Minnesota corporation, ("Landlord") and SYNOVIS LIFE TECHNOLOGIES, INC., formerly Bio-Vascular, Inc., a Minnesota corporation, ("Tenant").


                                    RECITALS

A. Landlord and Tenant are parties to a Lease dated February 28, 1995 (the "Lease") pursuant to which Tenant leases from Landlord the Premises, consisting of approximately 36,027 square feet within the WESTGATE BUSINESS CENTER PHASE IV ("Building"), located at 2575 UNIVERSITY AVENUE WEST, SUITE 180, ST. PAUL, MINNESOTA, as more particularly described in the Lease.

B. The parties wish to amend certain terms and conditions of the Lease as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree that the Lease is hereby amended as follows:

                                    AGREEMENT

1.       SECTION 1.2 PREMISES.

         A. Effective October 15, 2002, the area of the original Premises ("Original Premises") shall be increased by 4,865 square feet of office space in the Building in the area marked "First Expansion Area" on REVISED EXHIBITS A AND B attached hereto, from 36,027 square feet to 40,892 square feet.

         B. Effective as of the date Landlord notifies Tenant in writing that CSM Corporation has vacated the approximately 28,826 square foot area in the Building in the area marked "Second Expansion Area" on REVISED EXHIBITS A AND B (which shall be no earlier than January 1, 2004), the area of the Premises shall be increased by the 28,826 square foot Second Expansion Area (consisting of approximately 19,712 square feet of first floor office space, 4,690 square feet of mezzanine office space, and 4,424 square feet of warehouse space), from 40,892 square feet to 69,718 square feet.

                  The lease of the Second Expansion Area shall include Tenant's right to utilize certain existing furniture, fixtures and other furnishings ("Furnishings") remaining in the Premises after CSM Corporation vacates therefrom which are the property of Landlord. Upon termination or expiration of the Lease, Tenant shall surrender possession of the Furnishings to Landlord in as good as condition as of the Commencement Date, ordinary wear and tear excepted. An inventory of such Furnishings which the parties reasonably anticipate to remain in the Premises after CSM Corporation vacates is attached hereto as EXHIBIT G. The parties will confirm the inventory when Tenant takes possession of the Second Expansion Area.

         C. After Tenant's lease of the Second Expansion Area commences, Tenant shall promptly vacate the First Expansion Area. Effective as of the date of Tenant's vacation of the First Expansion Area (projected to be February 1, 2004), the area of the Premises shall be reduced by 4,865 square feet, from 69,718 square feet to 64,853 square feet. Tenant shall remain responsible for payment of Rent on the First Expansion Area until it vacates and surrenders possession thereof to Landlord broom-clean, in as good as condition that existed on October 15, 2002, ordinary wear and tear excepted, and with all of Tenant's belongings removed. In any event, Tenant shall vacate the First Expansion Area in accordance with the terms of this Amendment no later than thirty (30) days after taking occupancy of the Second Expansion Area.

2. SECTION 1.3 IMPROVEMENTS. Except as set forth herein, Tenant shall accept the First Expansion Area and the Second Expansion Area in "As Is" condition. For the period of November 1, 2002 until the date of delivery of the Second Expansion Space, Landlord agrees to provide Tenant with a temporary weather shelter in the form of a walkway and canopy or scaffold structure spanning from the current Synovis pedestrian warehouse door to the outside door accessing the First Expansion Space. Furthermore, Landlord agrees to provide Tenant an allowance of up to $50,000.00 toward the cost of improvements to the Second Expansion Area, payable to Tenant upon receipt of paid invoice receipts and/or completed lien waivers from the contractor(s) performing the work.

3. SECTION 1.4 LEASE TERM. The term of the Lease will be extended for an additional forty-one (41) month period commencing August 1, 2005 and expiring December 31, 2008.

4. SECTION 1.6 BASE RENT. Commencing October 1, 2002, the Base Rental rate shall be comprised of the following amounts:

         A.       ORIGINAL PREMISES:

                                                      MONTHLY      PER RENTABLE
                               PERIOD                 BASE RENT      SQUARE FOOT
                               ------                 ---------     -----------
                               10/1/02 - 07/31/05     $21,286.76          $7.09
                               08/1/05 - 12/31/08     market             market

                  Option Term: 01/1/09 - 12/31/11     market             market

         B.       FIRST EXPANSION AREA:

                                                      MONTHLY      PER RENTABLE
                               PERIOD                 BASE RENT    SQUARE FOOT
                               ------                 ---------    -----------
                               10/15/02 - 01/31/04*   $3,851.46          $9.50

                               * Subject to adjustment per the terms of Paragraph 1.C. of this Amendment. In the event that RESPEC vacates the First Expansion Area earlier than October 14, 2002, Tenant may occupy the First Expansion Area as of the date of vacation, under


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

                               the same terms and conditions contained herein, exclusive of Rent and Operating Expenses.

         C.       SECOND EXPANSION AREA:

                                                       MONTHLY     PER RENTABLE
                               PERIOD                 BASE RENT    SQUARE FOOT
                               ------                 ---------    -----------
                               01/1/04* - 12/31/06    $26,370.46   $10.978
                               08/1/07 - 12/31/08     $27,511.03   $11.452

                               * Subject to adjustment per the terms of Paragraph 1.C. of this Amendment.

                  Option Term: 01/1/09 - 12/31/11     market       market

5. SECTION 1.9 PRORATA SHARE. Commencing October 1, 2002, Tenant's Pro Rata Share of Operating Expenses shall be 40.28%. Commencing on the date Tenant commences leasing the Second Expansion Area, Tenant's Pro Rata Share of Operating Expenses shall be 69.03%. Commencing on the date Tenant vacates and surrenders possession of the First Expansion Area, Tenant's Pro Rata Share shall be 63.93%.

6.       SECTION 1.10 ADDRESSES FOR INVOICES AND PAYMENTS:

         Effective immediately, the addresses for invoices and payments shall be:

        If to Landlord:                    If to Tenant:
        ---------------                    -------------
        CSM Investors, Inc.                Synovis Life Technologies, Inc.
        SDS 12-1243                        2575 University Ave. W., Suite 180
        P.O. Box 86                        St. Paul, MN  55114
        Minneapolis, MN 55486-1243

         Effective immediately, the addresses for legal notices shall be:

         If to Landlord:                                   If to Tenant:
         ---------------                                   -------------
         CSM Corporation                          Synovis Life Technologies, Inc.
         2575 University Ave. W., Suite 150       2575 University Ave. W., Suite 180
         St. Paul, MN  55114                      St. Paul, MN  55114
         Attn:  V.P. of Property Management

         with a copy to:

         CSM Corporation
         2575 University Ave. W., Suite 150
         St. Paul, MN  55114
         Attn:  General Counsel

         Either party may change such address by written notice to the other party.

7. SECTION 2.3 OPERATING EXPENSES. Section 2.3 of the Lease is amended to provide that Operating Expenses shall also include (i) all real property taxes, installments of special assessments and governmental impositions of any kind whatsoever imposed upon


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

         Landlord by reason of its ownership, operation or management of the Project, including without limitation the so called Minnesota "state general tax", and legal fees incurred in connection with actions to reduce the same; and (ii) all premiums, deductibles and retentions for insurance coverages Landlord is required to carry pursuant to the Lease or by its lender, or that Landlord otherwise deems reasonably necessary to carry, including without limitation, property insurance, commercial general liability insurance, and rent loss insurance.

8. SECTION 14.13 PARKING. The number of underground parking spaces provided to Tenant at no charge shall increase from five (5) to thirty
         (30) as of January 1, 2004.

9. SECTION 14.14 OPTION TO EXTEND. Landlord and Tenant acknowledge and agree that execution of this Amendment by both parties shall constitute Tenant's election to exercise its first of two options to extend the term of the Lease as set forth in Section 14.14 of the initial Lease dated February 28, 1995. Landlord shall determine the market base rental rate for the extension term under the terms set forth in the Lease no earlier than February 1, 2005, and no later than April 30, 2005.

10. SECTION 14.16 EXPANSION OPTION. Section 14.16 of the Lease is deleted in its entirety and replaced with the following:

                  "14.16 EXPANSION OPTION. During the term of the Lease, Tenant shall have the option to lease space contiguous to the Premises ("Option Space"), in the "As Is" condition, as it becomes available during the term of the Lease, at the market base rent for the Building, as established by Landlord from time to time, in effect at the time of Landlord's notice. Landlord shall provide Tenant written notice of the availability of the Option Space, and Tenant shall have fifteen (15) days from receipt of Landlord's availability notice within which to forward written notice to Landlord of Tenant's irrevocable intent to lease that part of the Option Space described in Landlord's availability notice, with a term commencing no later than sixty (60) days following the date the Option Space actually becomes available, and expiring coterminous with the term of the Lease. In the event that Tenant fails to exercise its option rights described herein, Tenant's option rights shall be null and void. Tenant and Landlord agree that the expiration and renewal of an existing tenant's lease shall not trigger Tenant's rights under this section, and a condition of Tenant's option right shall be that Tenant is not in default under Section 11 of the Lease and that the Lease is in full force and effect. Landlord and Tenant agree and acknowledge that Tenant has received notice of the availability of the 4,865 square foot First Expansion Space and the 2,993 square foot and 4,618 square foot former CSM Corporation space depicted on REVISED EXHIBIT B."

11. MISCELLANEOUS. Except as otherwise provided herein, all capitalized terms used herein shall have the meaning ascribed to them in the Lease. Except as specifically modified herein, all of the covenants, conditions, and obligations under the Lease shall remain unchanged and in full force and effect. In the event of a conflict between the terms of the Lease and this Amendment, the terms of this Amendment shall prevail. This Amendment shall be binding upon the parties hereto and their respective successors and assigns. This Amendment may be executed in one or more counterparts each of which when so


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

         executed and delivered shall constitute an original, but together said counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

LANDLORD:                                                     TENANT:
--------                                                      ------

CSM INVESTORS, INC.                         SYNOVIS LIFE TECHNOLOGIES, INC.

By: /s/ David Carland                      By: /s/ Connie Magnuson
    ---------------------------                ---------------------------------
Print Name: David Carland                  Print Name:  Connie Magnuson
            -------------------                       --------------------------
Title: Vice-President                       Title: Vice-President of Finance-CFO
       ------------------------                    -----------------------------


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